Versus Capital Advisors LLC,

Versus Capital Multi-Manager Real Estate Income Fund LLC &

Versus Capital Real Assets Fund LLC

Joint Code of Ethics,

Personal Investment and Trading Policy and

Statement on Insider Trading

Last Updated: January 23, 2019

Table of Contents

I.          INTRODUCTION

II.         DEFINITIONS

III.       PERSONAL INVESTMENT AND TRADING POLICY

IV.       OTHER COMPLIANCE, ADMINISTRATIVE AND PROCEDURAL MATTERS……….9

V.        FUND REQUIREMENTS UNDER SARBANES-OXLEY ACT OF 2002

VI.       POLICY ON GIFTS

VII.      POLICY ON ENTERTAINMENT

VIII.     STATEMENT ON INSIDER TRADING…………………………………………………..

Exhibit I:         ACKNOWLEDGMENT AND CERTIFICATION

Exhibit II:       INITIAL REPORT OF COVERED PERSON’S PERSONAL SECURITIES HOLDINGS

Exhibit III:      ANNUAL REPORT

Exhibit IV:      QUARTERLY BROKERAGE ACCOUNT AND NON-BROKER TRANSACTION REPORT

Exhibit V:       LETTER OF DIRECTION

Exhibit VI:      EXEMPT ACCOUNTS CERTIFICATION

Exhibit VII:     TRADE PRE-CLEARANCE FORM

Exhibit VIII:    ANNUAL CERTIFICATION OF COMPLIANCE

Exhibit IX:      CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

 I.               INTRODUCTION

  Policy Statement

At Versus Capital Advisors LLC (the “Adviser”), we intend to maintain a reputation for conducting our business activities in the highest ethical and professional manner.  Such a reputation for integrity is considered an important asset and instrumental in the success of our business.  Each employee, officer and director of the Adviser, the Versus Capital Multi-Manager Real Estate Income Fund LLC and the Versus Capital Real Assets Fund LLC (the “Funds”) - whatever his or her position - is responsible for upholding the highest ethical and professional standards.  This includes a commitment to conducting business in accordance with applicable laws, rules and regulations, and to full and accurate financial disclosure in compliance with applicable laws and this Joint Code of Ethics, Personal Investment and Trading Policy and Statement on Insider Trading (collectively hereafter, the “Joint Code of Ethics”).  As such, the Adviser, the Funds and their Covered Persons must not act or behave in any manner or engage in any activity that creates even the appearance of the misuse of material non-public information (“MNPI”) or gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any Client.

The fiduciary duty owed to a given Client differs depending on the role of the Covered Person.  A Covered Person who is an employee, officer or director of the Adviser (a “Covered Adviser Person”) owes a fiduciary duty to all of the Adviser’s Clients, whereas a Covered Person who is an Access Person of a Fund solely by virtue of being a director of the Fund in question, but who is not an “interested person” (as defined in the IC Act) with respect to the Fund in question (each, an “Independent Director”) owes a fiduciary duty only to the Fund(s) for which he or she serves as an Independent Director.  As such, references to “Covered Persons” and “Clients” throughout this Joint Code of Ethics will generally encompass the broad definitions of those terms in section II below; however, for Independent Directors, the intent is that the requirements of this Joint Code of Ethics apply only to the Fund(s) for which they serve as Board members and the Federal Securities Laws associated with the Funds and their role as Independent Directors.  When a section of this Joint Code of Ethics is not applicable at all to the Independent Directors, that has been made explicitly clear.

Because of the potential conflicts of interest inherent in our business, Covered Persons are expected to behave in a manner that seeks to avoid even the appearance of a conflict of interest with our Clients whenever possible.  Covered Persons are expected to disclose all material conflicts of interest between themselves and our Clients to the Adviser’s and Funds’ Chief Compliance Officer (the “CCO”) and to avoid personal investment and trading activity which creates actual or potential conflicts of interest with our Clients.

The Adviser and the Funds have developed this Joint Code of Ethics pursuant to Rules 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “IC Act”).

  Requirements of this Joint Code of Ethics

1.     Duty to Comply with Applicable Laws.  Covered Persons are required to adhere to the Federal Securities Laws, including Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the IC Act, the fiduciary duty owed to our Clients, and this Joint Code of Ethics.

2.     Duty to Report Violations.  Each Covered Person is required by law to promptly notify the CCO in the event such Covered Person knows or has reason to believe that such Covered Person or any other Covered Person has violated any provision of this Joint Code of Ethics.  (If a Covered Person knows or has reason to believe that the CCO has violated any provision of this Joint Code of Ethics, such Covered Person must promptly notify the President of the Adviser (the “President”) and is not required to notify the CCO).

The Adviser and the Funds are committed to fostering a culture of compliance and therefore urge Covered Persons to contact the CCO if he or she believes they have any reason to do so.  Covered Persons will not be penalized and their status at the Adviser or the Funds will not be jeopardized by communicating with the CCO.  Reports of violations or suspected violations also may be submitted anonymously to the CCO.  Any retaliatory action taken against any person who reports a violation, or a suspected violation, of this Joint Code of Ethics is itself a violation of this Joint Code of Ethics and cause for appropriate corrective action, up to and including dismissal.

3.     Duty to Provide Copy of the Code of Ethics and Related Certification.  The Adviser and the Funds shall provide all Covered Persons with a copy of this Joint Code of Ethics and all subsequent amendments hereto.  By law, all Covered Persons must in turn provide written acknowledgement to the CCO of their initial receipt and review of this Joint Code of Ethics, their annual review of this Joint Code of Ethics and their receipt and review of any subsequent amendments to this Joint Code of Ethics.

II.               DEFINITIONS

Access Person.  An “Access Person” is any employee, officer or director of the Adviser or the Funds who has access to non-public information regarding the purchases or sales of any Client holding or non-public information regarding the portfolio holdings of any Client account.  Given the current size of our operations, all employees, officers and directors of the Adviser and the Funds are considered Access Persons.  All employees, officers or directors of the Adviser are considered “Investment Persons” as defined in Rule 17j-1 of the IC Act, and subject to the requirement to pre-clear transactions in limited offerings, as discussed in section III.A.1 below. Contract employees of the Adviser who have access to the non-public information described above will typically be deemed Access Persons for the purposes of this Joint Code of Ethics, as determined by the CCO.

Automatic Investment Plan.  An “Automatic Investment Plan” is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts according to a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Ownership.  Covered Persons will be considered to have “Beneficial Ownership” in a Covered Security if: (i) he or she has a direct or indirect financial interest in such Covered Security; (ii) he or she has voting power with respect to the Covered Security, meaning the power to vote or direct the voting of such Covered Security; or (iii) he or she has the power to dispose, or direct the disposition of, such Covered Security.  This includes Covered Securities held in accounts held in the name of your spouse or equivalent domestic partner, your minor children, and relatives living with you to whom you provide financial support (collectively, your “Immediate Family”) and can include trusts for which you are a trustee or a beneficiary.  If a Covered Person has any question about whether an interest in a Covered Security or an account constitutes Beneficial Ownership, such Covered Person should contact the CCO.

Client.  The term “Client” means any investment vehicle, including the Funds, advised or managed by the Adviser and the owner of any separate account managed by the Adviser, if any.

Covered Person.  The term “Covered Person” means persons to whom this Joint Code of Ethics applies, which includes all Access Persons.

Covered Security.  The term “Covered Security” has the same meaning as it has in section 2(a)(36) of the IC Act, and generally includes all securities, including but not limited to individual stocks and bonds, exchange-traded products, closed-end funds, private placements and Limited Offerings.  It shall not include securities issued by the government of the United States, short-term securities which are “government securities” as defined in Section 2(a)(16) of the IC Act, bankers’ acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instruments as are designated by the Adviser and/or the Board of Directors of the Funds.  For the avoidance of doubt, the term Covered Security includes Reportable Funds and interests in Investment Funds.  The term Covered Security and Reportable Security are used throughout this document and should generally be interpreted to mean the same thing, with the more conservative definition prevailing when discrepancies arise.

Federal Securities Laws.  The term “Federal Securities Laws” means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the IC Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the U.S. Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Initial Public Offering.  The term “Initial Public Offering” (or “IPO”) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act of 1934.

Investment Funds.  The term “Investment Funds” means privately offered institutional investment funds that invest in real estate and other real assets through entities that qualify as real estate investment trusts for federal income tax purposes under the Internal Revenue Code of 1986 or other entities that would be investment companies but for Section 3(c)(1) or Section 3(c)(7) of the IC Act.

Limited Offering.  The term “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) or Section 4(a)(6) thereof or pursuant to Rule 504 or Rule 506 thereunder.

Real Asset Security.  The term “Real Asset Security” includes all Covered Securities that the Funds may invest in that relate to real assets, such as farmland, agriculture, timberland, and infrastructure related investments.

Real Estate Security.  The term “Real Estate Security” includes all Covered Securities that the Funds may invest in that relate to real estate and real estate assets.

Reportable Fund.   The term “Reportable Fund” means any investment company registered under the IC Act for which the Adviser serves as the investment adviser, including the Versus Capital Multi-Manager Real Estate Income Fund LLC and the Versus Capital Real Assets Fund LLC.

Reportable Security.  The term “Reportable Security” includes all Covered Securities other than (i) direct obligations of the U.S. Government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds registered under the Investment Company Act, other than Reportable Funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.  The term Covered Security and Reportable Security are used throughout this document and should generally be interpreted to mean the same thing, with the more conservative definition prevailing when discrepancies arise.

III.               PERSONAL INVESTMENT AND TRADING POLICY

Generally, no Covered Person may engage in a transaction in a Covered Security that is also the subject of a transaction by a Client if such Covered Person’s transaction would disadvantage or appear to disadvantage the Client or if such Covered Person would profit from or appear to profit from such transaction, whether or not at the expense of the Client.  In addition, no Covered Person shall, directly or indirectly, in connection with the purchase or sale of securities or other investments held or to be acquired by a Client:

•       employ any device, scheme or artifice to defraud a Client;

•       make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•       engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Client; or

•       engage in any manipulative practice with respect to a Client.

A.    Requirements of Covered Persons who are not Independent Directors

To facilitate adherence to this Personal Investment and Trading Policy, the following requirements apply to all investment and trading activity where a Covered Person has Beneficial Ownership of a Covered Security, excluding the activity of a Covered Person who is an  Independent Director

1.     Pre-clearance:  The following transactions require pre-clearance by the CCO before they can be executed: (i) purchases or sales of Real Estate Securities and Real Asset Securities, (ii) participation in an IPO, (iii) participation in a Limited Offering (which includes, but is not limited to, proposed investments in an Investment Fund), (iv) the redemption or sale of an interest in an Investment Fund, (v) purchases and sales of a Reportable Fund, and (vi) such other classes of transactions or specific transactions as may be specified from time to time by the CCO based upon a determination that the transactions may violate Rule 204A-1 of the Advisers Act or Rule 17j-1 of the IC Act.

a.      To obtain pre-clearance to transact, a Covered Person must submit a Covered Person Trade Pre-Clearance Form (a copy of which is attached as Exhibit VII hereto) to the CCO.  The CCO will review the transaction considering any recent or pending Client transactions, the Adviser’s Restricted List, and any other potential conflict of interest the CCO deems relevant.  The CCO will notify the Covered Person within two business days of any conflict or concern and will advise whether the Covered Person’s transaction has been approved via email.

b.     If pre-clearance is granted for a publicly-traded security, the Covered Person will have three business days to execute the transaction, including the day of approval.  Pre-clearance will typically not be granted for Real Estate Securities and Real Asset Securities if a Client has traded the security in the past seven calendar days.  In addition, if, following the submission of a pre-clearance form or the approval by the CCO, a Client trades the security within seven calendar days in the same direction (buy/cover or sell/short) and receives a less favorable price than the Covered Person, the Covered Person will be asked to disgorge their profits.  All disgorged profits will be donated to charity.

                                                    i.     No Covered Person who invests personal funds in an Investment Fund may obtain any more favorable treatment in respect of his or her investment than is made available to a Client; provided that waiver of minimum investment amounts shall not be considered favorable treatment if such Investment Fund has waived such minimum in the past in the case of other individual investors.

c.      A transaction may be denied if it is determined by the CCO that the Covered Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any Client transaction or this Joint Code of Ethics.  The determination that a Covered Person may unfairly benefit from, or that a transaction may conflict with, or appears to be in conflict with, a Client transaction or this Joint Code of Ethics may be subjective and individualized, may include questions about the timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent for that transaction or series of transactions.  It is possible that a denial of a transaction could be costly to a Covered Person or members of a Covered Person’s family; therefore, each Covered Person should take great care to adhere to the trading restrictions of this Joint Code of Ethics and avoid conflicts of interest, or the appearance of conflicts of interest, in their personal trading whenever possible.  Any denial of a transaction shall be communicated in writing, typically via email.  A Covered Person may appeal any such denial by written notice to the CCO and President within three business days after receipt of notice of denial.  Such appeal shall be resolved promptly by the President.  If an appeal is being made by the President, it will be made to the CEO of the Adviser.

2.     Minimum holding period:  The minimum holding period for any investment requiring pre-clearance per section III.A.1 above is 30 days.  Reportable Funds have a minimum holding period of 90 days.

3.     Reporting: Covered Persons must submit to the CCO periodic written reports about their investments in Covered Securities, including details of holdings, transactions and accounts (and those of other persons if the Covered Person has Beneficial Ownership of such Covered Securities).  The obligation to submit these reports and the content of these reports are governed by the Federal Securities Laws.  The reports are intended to identify conflicts of interest that could arise when a Covered Person invests in a Covered Security or holds accounts that permit these investments, and to promote compliance with this Joint Code of Ethics. The Adviser and the Funds are sensitive to privacy concerns and will not disclose Covered Persons’ reports to anyone unnecessarily.  Report forms are attached as Exhibits to this Joint Code of Ethics.

Failure to file a timely, accurate, and complete report is a breach of certain SEC rules and this Joint Code of Ethics.  If a Covered Person is late in filing a report, or files a report that is misleading or incomplete, such Covered Person may face sanctions up to and including termination of employment.

a.      Initial Holdings Report and Letter(s) of Direction:  Within ten days of becoming a Covered Person, such Covered Person must submit to the CCO a holdings report (a form of which is attached as Exhibit II hereto) based on information that is current as of a date not more than 45 days prior to the date such Covered Person became a Covered Person that contains:

                                                    i.     The name/title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security for which such Covered Person has Beneficial Ownership.  Covered Persons may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information.

                                                  ii.     The name and address of any broker, dealer, or bank or other institution (such as a general partner of a limited partnership, or transfer agent of a Fund) that maintained any account holding any Covered Securities for which such Covered Person has Beneficial Ownership, and the account numbers and names of the persons for whom the accounts are held.  Covered Persons may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information.

                                                iii.     The date such Covered Person submitted the report.

A Covered Person must also submit, within ten days of becoming a Covered Person, an executed statement, letter or other evidence (a form of which is attached as Exhibit V hereto)  pursuant to which such Covered Person has instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all Covered Securities transactions to the CCO, unless the CCO indicates that the information is otherwise available to him.

b.     Quarterly Transaction Report:  Within 30 days after the end of each calendar quarter, the CCO must receive duplicate account statements or confirmations from each broker, dealer, bank, or other institution for each account the Covered Person has Beneficial Ownership of and which holds, or has the right to hold, Covered Securities.  With respect to any transaction during the quarter in any Covered Security in which such Covered Person had, or as a result of the transaction acquired, Beneficial Ownership of such Reportable Security:

                                                iv.     the date of the transaction, the name/title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of equity shares of (or the principal amount of debt represented by) and principal amount of each Reportable Security involved;

                                                  v.     the nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);

                                                vi.     the price at which the transaction in the Covered Security was effected;

                                               vii.     the name of the broker, dealer, or bank with or through whom the transaction was effected; and

                                             viii.     the date the report was submitted.

In addition, each Covered Person must provide the CCO a list of each broker, dealer or bank with whom the Covered Person established an account in which any Covered Securities were held during the quarter for such person’s direct or indirect benefit and the date the account was established.  (a form for this purpose is attached as Exhibit IV hereto)

c.      Annual Holdings Report:  Covered Persons must, no later than February 14 of each year, submit to the CCO a report (the form of which is attached as Exhibit III hereto) that is current as of a date no earlier than December 31 of the preceding calendar year (the “Annual Report Date”) and that contains:

                                                    i.     The name/title and type of Covered Security, and as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Covered Security for which such Covered Person, has Beneficial Ownership on the Annual Report Date.  Covered Persons may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information, or by referring to statements or confirmations known to have been received by the CCO.

                                                  ii.     The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a Fund) that maintained any account holding any Covered Securities for which such Covered Person has Beneficial Ownership on the Annual Report Date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established.

                                                iii.     The date that such Covered Person submitted the report.

d.     Exceptions to the requirement to submit transactions or holdings:  Covered Persons are not required to submit quarterly holdings or transactions reports for any account over which such Covered Persons had no direct or indirect influence or control or with respect to transactions effected pursuant to an Automatic Investment Plan, unless requested by the CCO.  Covered Persons must still dislcose the existence of the account in his or her list of accounts.  Transactions that override pre-set schedules or allocations of an Automatic Investment Plan, however, must be included in a quarterly transaction report.

Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the CCO who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception.  In making this determination, the CCO may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement and/or a written certification from the unaffiliated investment adviser.  On a sample basis, the CCO may request reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to the Joint Code of Ethics, absent reliance on the reporting exception.  Covered Persons who claim they have no direct or indirect influence or control over an account are also required to complete the attached Exempt Accounts Certification (the form of which is attached as Exhibit VI hereto) upon commencement of their employment and on an annual basis thereafter.  Covered Persons should consult with the CCO before excluding any accounts, especially those held by their Immediate Family.

e.      Review of Reports and Other Documents.  The CCO will review each report submitted by Covered Persons, and each account statement or confirmation from institutions that maintain their accounts.  The review will include an assessment of whether the Covered Person followed all required procedures of this Joint Code of Ethics, such as pre-clearance.  At the CCO’s discretion, the review may also: (i) compare the transactions to the Adviser’s Restricted List, (ii) assess whether Clients are receiving terms as favorable as the Covered Person does in transactions relating to Investment Funds owned by Clients, (iii) periodically analyze the Covered Person’s trading for patterns that may indicate market abuse, including market timing or trading while in possession of MNPI, and (iv) investigate any substantial disparities between the performance the Covered Person achieves for his or her own account and the performance achieved for Clients.  To ensure adequate scrutiny, reports concerning the CCO will be reviewed by President.

4.     Consequences of Non-Compliance:  Violations by a Covered Person of this Personal Investment and Trading Policy are taken very seriously and can result in disciplinary action up to and including termination of employment.  Generally, a first offense will result in a written warning from the CCO and the notification of the Covered Person’s supervisor.  A second offense may include a meeting with the President and require additional training for the Covered Persons.  A third offense is grounds for termination, at the discretion of the CCO, President, and the Covered Person’s supervisor.  In all circumstances, a Covered Person may be required to disgorge profits received from transactions which violated this policy, may have their bonus or other supplemental compensation reduced, and, depending on the severity, may have their violations reported to the Board of Directors of the Funds.

B.    Requirements of Covered Persons who are Independent Directors

To facilitate adherence to this Personal Investment and Trading Policy, the following requirements apply to all investment and trading activity where a Covered Person is an Access Person of a Fund solely by virtue of being an Independent Director of that Fund and has Beneficial Ownership of a Covered Security:

1.     Pre-clearance:  Independent Directors are not required to pre-clear their transactions in Covered Securities.  However, given their direct involvement in monitoring the Funds, they should exercise extreme caution when transacting in the Funds or in any Covered Security which may be held or considered for investment by the Funds, including Investment Funds, Real Estate Securities and Real Asset Securities.

2.     Minimum holding period:  The minimum holding period for any investment in the Funds is 90 days.

3.     Reporting: Independent Directors must submit to the CCO periodic written reports about their investments in the Funds and certain Covered Securities as follows:

a.      Initial Holdings Report and Duplicate Statements:  Within ten days of becoming an Independent Director, such Independent Director must submit to the CCO a holdings report (a form of which is attached as Exhibit II hereto) based on information that is current as of a date not more than 45 days prior to the date such Independent Director became an Independent Director that contains sufficient details, as described in Section III.A.3.a above, of any account for which the Independent Director has Beneficial Ownership and which holds a position in any of the Funds.  An Independent Director must also take action to ensure the CCO receives duplicate statements at least quarterly for any account which holds a position in the Funds.

b.     Quarterly Transaction Report:  Independent Directors are generally exempt from the requirement to report quarterly transactions, except that, within 30 days after the end of each calendar quarter, the CCO must receive a quarterly transaction report for any Covered Security where the Independent Director knew or, in the ordinary course of fulfilling his or her official duties as an Independent Director, should have known that, during the 15-day period immediately before or after the Independent Director’s transaction in a Covered Security, the Funds purchased or sold the Covered Security, or the Funds or one of their investment advisers considered purchasing or selling the Covered Security. The report should include the details described in Section III.A.3.b above.

In addition, each Independent Director must provide the CCO a list of each broker, dealer, bank or other institution with whom the Independent Director established an account in which any Funds were held, or Covered Securities transacted (as described in the preceding paragraph) during the quarter for the Independent Director’s direct or indirect benefit and the date the account was established.

c.      The CCO will review each report submitted by Independent Directors in a manner similar to that described Section III.A.3.e above.

 IV.          OTHER COMPLIANCE, ADMINISTRATIVE AND PROCEDURAL MATTERS

  Each Covered Person shall be furnished a copy of this Joint Code of Ethics upon becoming a Covered Person and annually thereafter and shall be notified of his or her obligation to file reports as provided by this Joint Code of Ethics.  Each Covered Person is required to acknowledge receipt of a copy of this Joint Code of Ethics and that he or she has read and understands this Joint Code of Ethics at the time of becoming a Covered Person (a form for this purpose is attached to this Joint Code of Ethics as Exhibit I).  In addition, each Covered Person is required to certify annually thereafter that he or she has read and understands this Joint Code of Ethics, recognizes that he or she is subject to this Joint Code of Ethics, and that he or she has complied with all of the requirements of this Joint Code of Ethics during the prior year, including the requirement to disclose, report, or caused to be reported, all holdings and transactions as required hereunder during the prior year (a form for this purpose is attached to this Joint Code of Ethics as Exhibit VIII).
  If a Covered Adviser Person violates this Joint Code of Ethics he or she may be subject to remedial actions, which may include, but are not limited to, any one or more of the following:  (1) a warning; (2) disgorgement of profits; (3) demotion (which may be substantial); (4) withholding of bonus; (5) suspension of employment (with or without pay); (6) termination of employment; or (7) referral to civil or governmental authorities for possible civil or criminal prosecution.  A Covered Person who is an Independent Director will have his or her violations reported to the Chairman of the Board for the Fund(s) for which he or she serves as an Independent Director.
  The CCO shall furnish to the Funds’ Boards of Directors (the “Boards”) at least annually a written report for the Funds and Adviser that:

1.     Describes any issues arising under the Joint Code of Ethics since the last report to the Boards, including but not limited to information about material violations of this Joint Code of Ethics and sanctions imposed in response to those violations; and

2.     Certifies that the Funds and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Joint Code of Ethics.

  The CCO is responsible for supervising the implementation of this Joint Code of Ethics and the enforcement of the terms herein and may determine whether any particular securities transaction should be exempted pursuant to the provisions of this Joint Code of Ethics.
  The CCO may issue, either personally or with the assistance of counsel, as may be appropriate, any interpretation of this Joint Code of Ethics which may appear consistent with the objectives of Rule 17j-1 of the IC Act, Rule 204A-1 of the Advisers Act, and this Joint Code of Ethics.
  The CCO will conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Joint Code of Ethics to the Boards.
  The CCO shall ensure that the relevant recordkeeping requirements of Rule 17j-1(f) of the IC Act and Rule 204-2 of the Advisers Act which apply to this Joint Code of Ethics are adhered to at all times.
  Exceptions to this Joint Code of Ethics may be granted as deemed appropriate by the CCO, while maintaining compliance with the requirements of Rule 17j-1 of the IC Act and Rule 204A-1 of the Advisers Act.  Exceptions will be documented and periodically reported to the Boards.
  This Joint Code of Ethics shall be reviewed by the CCO on an annual basis to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to the Adviser, the Funds or their Covered Persons.  Covered Persons are encouraged to contact the CCO with any comments, questions or suggestions regarding implementation or improvement of the Joint Code of Ethics.
  In the event that the CCO is unavailable, unreachable or involved in a violation, please request approvals or report violations to President.
  The CCO may delegate certain responsibilities described as his in this Joint Code of Ethics to other Covered Persons, as allowable by Rule 17j-1 of the IC Act and 204A-1 of the Advisers Act.
  Certain forms attached to this Joint Codes of Ethics as exhibits are meant only to aid in the reporting of holdings and transactions and to aid in each Covered Person’s adherence to this Joint Code of Ethics.  The CCO reserves the right to accept other forms of these exhibits, including electronic forms, as he deems appropriate, subject to the requirements of Rule 17j-1 of the IC Act and 204A-1 of the Advisers Act.

    V.          FUND REQUIREMENTS UNDER SARBANES-OXLEY ACT OF 2002

As required by Section 406 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and forms applicable to registered investment companies thereunder, the Funds have adopted and implemented a standalone Code of Ethics that applies to the principal executive officer, principal financial officer, controller, principal accounting officer, and persons performing similar functions for the Funds (the “SOX Code of Ethics”).  A copy of the SOX Code of Ethics is attached as Exhibit IX.

 VI.          POLICY ON GIFTS

A Covered Adviser Person may not accept any gift with an assumed value in excess of $100 during any year from any person or entity that does business, or desires to do business, with the Adviser or the Funds directly or on behalf of a Client, unless approved by the CCO.  A Covered Adviser Person may not give a gift that is inappropriate under the circumstances, or inconsistent with applicable law or regulations, to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or Clients.  Gifts that would be embarrassing to a Covered Adviser Person, the Adviser or the Funds if made public should not be given or received.

VII.          POLICY ON ENTERTAINMENT

A Covered Adviser Person may not accept extravagant or excessive entertainment during any year from any person or entity that does business, or desires to do business, with the Adviser or the Funds directly or on behalf of a Client, unless approved by the CCO.  A Covered Adviser Person may accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.  A Covered Adviser Person may not provide entertainment that is inappropriate under the circumstances, or inconsistent with applicable law or regulations, to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or Clients.  A Covered Adviser Person may provide a business entertainment event, such as dinner or a sporting event, of reasonable value, if the Covered Adviser Person providing the entertainment is present.  Entertainment that would be embarrassing to a Covered Adviser Person, the Funds or the Adviser if made public should not be given or received.

VIII.          STATEMENT ON INSIDER TRADING

  Background

Under current laws, individuals who trade while in possession of material non-public information (“MNPI”, a.k.a “inside information”) or provide MNPI to others (“tipping”) can be liable for a civil penalty of up to three times the profit gained or loss avoided, a criminal fine (no matter how small the profit) of up to $5 million and a jail term of up to 20 years.  Any Covered Person who fails to take appropriate steps to prevent illegal insider trading could be subject to a civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the Covered Person’s violation, and Versus Capital Advisors could be subject to a criminal penalty of up to $25 million.  In addition, investors may sue seeking to recover damages for insider trading violations.

Regardless of whether a federal inquiry occurs, the Adviser and the Funds view seriously any violation of this Statement on Insider Trading (the “Statement”).  Any such violation constitutes grounds for disciplinary sanctions, including dismissal and/or referral to civil or governmental authorities for possible civil or criminal prosecution.

The law of insider trading is complex; a Covered Person legitimately may be uncertain about the application of the Statement in a particular circumstance. A question could forestall disciplinary action or complex legal problems.  Covered Persons should direct any questions relating to the Statement to the CCO.  A Covered Person must also notify the CCO immediately if he or she knows or has reason to believe that a violation of the Statement has occurred or is about to occur.

  Statement of Firm Policy

1.     Buying or selling Covered Securities (including the Funds) while in possession of MNPI is prohibited.  This would include purchasing or selling for a Covered Person’s own account or one in which the Covered Person has direct or indirect influence or control or for a Client’s account.  If any Covered Person is uncertain as to whether information is material or nonpublic, such person should consult the CCO immediately.

2.     Disclosing MNPI to inappropriate personnel, whether or not for consideration (i.e., “tipping”), is prohibited.  MNPI regarding a publicly-traded company or the Funds must only be disseminated on a need to know basis and only to appropriate Adviser and Fund personnel.  The CCO should be consulted should a question arise as to who is privy to MNPI and anytime a Covered Person believes that they may have come into possession of MNPI as it relates to a publicly-traded security.

3.     Assisting anyone transacting business through a third party while in possession of MNPI is prohibited.

4.     The following summarizes principles important to this Statement:

(a)   What is “Material” Information?

Information is material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or the information would significantly alter the total mix of information available publicly. No clear test exists to determine whether information is material and assessments of materiality involve highly fact-specific inquiries.  Covered Persons should direct any questions regarding the materiality of information to the CCO.

Material information often relates to a company’s financial results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, extraordinary management developments, and pending capital raises.  Material information may also relate to the market for a specific security.   For example, information about a significant order to purchase or sell securities, in some contexts, may be deemed material.

(b)   What is “Non-public” Information?

Information is non-public until it has been broadly disseminated in a manner making it available to investors generally.  Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or another government agency, is available on a company’s website or is discussed in a broadly disseminated publication.  Covered Persons should direct any questions regarding whether information is public to the CCO.

5.     Before executing any trade for oneself or others, a Covered Person must determine whether he or she has access to MNPI.  If a Covered Person believes he or she might have access to MNPI, he or she should take the following steps:

(a)   Immediately alert the CCO, so that the applicable issuer can be placed on the Adviser’s Restricted List, if deemed appropriate by the CCO.

(b)   Do not purchase or sell securities of the issuer on his or her behalf or for others.

(c)   Do not communicate the information inside or outside of the Adviser, other than to the CCO.

The CCO will review the issue, determine whether the information is both material and nonpublic, and, if so, what action the Adviser should take.

  Procedures to Implement Statement

1.     Responsibilities of Covered Persons.  All Covered Persons must make a diligent effort to ensure that a violation of the Statement does not either intentionally or inadvertently occur.  In this regard, all Covered Persons are responsible for:

(a)   Reading, understanding and consenting to comply with the insider trading policies contained in this Statement.  (Covered Persons will be required to sign an acknowledgment that they have read and understood their responsibilities under the Joint Code of Ethics).

(b)   Ensuring that no trading occurs for their account, or for any account over which they have direct or indirect influence or control, in Covered Securities for which they have MNPI.

(c)   Not disclosing insider information obtained from any source whatsoever to inappropriate persons.  Disclosure to family, friends or acquaintances may be grounds for immediate termination and/or referral to civil or governmental authorities for possible civil or criminal prosecution.

(d)   Consulting the CCO when questions arise regarding insider trading or when potential violations of the Statement are suspected.

(e)   Advising the CCO of all outside activities, directorships, or major ownership (over 5%) related to a publicly-traded company.

2.     In order to prevent accidental dissemination of MNPI, Covered Persons should adhere to the following practices whenever possible:

(a)   Inform management when unauthorized personnel enter the premises.

(b)   Lock doors in areas that have confidential and secure files when not in use.

(c)   Refrain from discussing sensitive information in public areas.

(d)   Refrain from leaving confidential information on message devices or printers.

(e)   Maintain control of sensitive documents including handouts and copies intended for internal dissemination only.

(f)    Ensure that faxes and e-mail messages containing sensitive information are properly sent.

(g)   Do not allow passwords to be given to unauthorized personnel.

Exhibit I – Acknowledgment and Certification

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE FUND LLC

VERSUS CAPITAL REAL ASSETS FUND LLC

I hereby certify to Versus Capital Advisors LLC (the “Adviser”), the Versus Capital Multi-Manager Real Estate Fund LLC and the Versus Capital Real Assets Fund LLC (the “Funds”) that:

  I have received and reviewed the Adviser and the Funds’ Joint Code of Ethics, Personal Investment and Trading Policy and Statement on Insider Trading (the “Joint Code of Ethics”);
  To the extent I had questions regarding any policy or procedure contained in the Joint Code of Ethics, I received satisfactory answers to those questions from appropriate personnel of the Adviser or the Funds;
  I fully understand the policies and procedures contained in the Joint Code of Ethics;
  I understand and acknowledge that I am subject to the Joint Code of Ethics;
  I will comply with the policies and procedures contained in the Joint Code of Ethics at all times during my association with the Adviser or the Funds, and agree that this Joint Code of Ethics will continue to apply to me subsequent to the termination of my association with the Adviser or the Funds in connection with:  (1) transactions in Covered Securities (as defined in the Joint Code of Ethics) with respect to which I possess material non-public information that I obtained while I was associated with the Adviser or the Funds and (2) transactions in Covered Securities initiated, but not completed, prior to the termination of my association with the Adviser or the Funds; and
  I understand and acknowledge that if I violate any provision of the Joint Code of Ethics,  I will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (a) a warning; (b) disgorgement of profits; (c) demotion (which may be substantial); (d) withholding of  bonus; (e) suspension of employment (with or without pay);  (f) termination of employment; or (g) referral to civil or governmental authorities for possible civil or criminal prosecution.1

Print Name:  __________________________________

Signature:  ____________________________________

Date:  ________________________________________

1 The antifraud provisions of the United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets.  In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations.

Exhibit II – Initial Report of Covered Person’s Personal Securities Holdings

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

VERSUS CAPITAL REAL ASSETS FUND LLC

In accordance with the Joint Code of Ethics, Personal Investment and Trading Policy and Statement on Insider Trading (the “Joint Code of Ethics”), please provide the name of any broker, dealer or bank with whom you maintain an account over which you have influence or control and in which any Reportable Securities are held for which you have Beneficial Ownership and a list of such Reportable Securities.  This includes not only Reportable Securities held by brokers, but also Reportable Securities held at home, in safe deposit boxes, or by an issuer.  As described below, please also provide a list of all non-Client accounts for which you make investment decisions.

Name of Covered Person:  _____________________________________________

Name on account	Relationship to Covered Person (if different)	Account number	Broker/institution where account is maintained	Telephone number of broker/ institution

* For each account, attach your most recent account statement listing Covered Securities in that account.  This information must be current as of a date no more than 45 days before this report is submitted.  If you own Covered Securities that are not listed in an attached account statement, list them below:

Title and type of security	Symbol or CUSIP	Number of shares held	Principal amount of shares	Broker/institution where held

Date of holdings listed above: ________________________________

(Attached separate sheet if necessary)

	By checking this box, I certify that I have no holdings in Covered Securities which I am required to report per the Joint Code of Ethics last revised on __________________________________.

 OR

I certify that this form and the attached statements (if any) constitute all of the Covered Securities of which I have Beneficial Ownership and am required to disclose per the Joint Code of Ethics last revised on _________________________ and is based on information that is current as of a date not more than 45 days prior to the date I became a Covered Person.

I also certify that I have caused duplicate confirms and duplicate statements to be sent to the CCO of the Adviser and the Funds for every brokerage account listed above that holds, or can hold, Covered Securities.

Signature of Covered Person: _________________________________

Print Name: _______________________________________________

Date: _______________

Compliance Review

CCO Signature: _____________________________________________

Date: ________________

Exhibit III - Annual Report of Covered Person’s Personal Securities Holdings

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

VERSUS CAPITAL REAL ASSETS FUND LLC

In accordance with the Joint Code of Ethics, Personal Investment and Trading Policy and Statement on Insider Trading (the “Joint Code of Ethics”), please provide the name of any broker, dealer or bank with whom you maintain an account over which you have influence or control and in which any Reportable Securities are held for which you have Beneficial Ownership and a list of such Reportable Securities.  This includes not only Reportable Securities held by brokers, but also Reportable Securities held at home, in safe deposit boxes, or by an issuer.  As described below, please also provide a list of all non-Client accounts for which you make investment decisions.

Name of Covered Person:  _____________________________________________

Name on account	Relationship to Covered Person (if different)	Account number	Broker/institution where account is maintained	Telephone number of broker/ institution

* For each account, attach your most recent account statement listing Covered Securities in that account.  This information must be current as of a date no more than 45 days before this report is submitted.  If you own Covered Securities that are not listed in an attached account statement, list them below:

Title and type of security	Symbol or CUSIP	Number of shares held	Principal amount of shares	Broker/institution where held

Date of holdings listed above: ________________________________

(Attached separate sheet if necessary)

	By checking this box, I certify that I have no holdings in Covered Securities which I am required to report per the Joint Code of Ethics last revised on __________________________________.

 OR

I certify that this form and the attached statements (if any) constitute all of the Covered Securities of which I have Beneficial Ownership and am required to disclose per the Joint Code of Ethics last revised on _________________________ and is based on information that is current as of a date not more than 45 days prior to the date I became a Covered Person.

I also certify that I have caused duplicate confirms and duplicate statements to be sent to the CCO of the Adviser and the Funds for every brokerage account listed above that holds, or can hold, Covered Securities.

Signature of Covered Person: _________________________________

Print Name: _______________________________________________

Date: _______________

Compliance Review

CCO Signature: _____________________________________________

Date: ________________

Exhibit IV – Quarterly Brokerage Account and Non-Broker Transaction Report

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

VERSUS CAPITAL REAL ASSETS FUND LLC

You, as a Covered Person, must cause each broker-dealer that maintains an account over which you have influence or control and holds Covered Securities for which you have Beneficial Ownership, to provide to the CCO of the Adviser and the Funds, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the CCO, within 30 days of the end of each calendar quarter, all transactions effected without the use of a registered broker-dealer in Covered Securities (other than transactions that do not meet the definition of Reportable Securities used in this Joint Code of Ethics).

Each Covered Person must provide the CCO a list of each broker, dealer or bank with whom the Covered Person established an account in which any Covered Securities were held during the quarter for such person’s direct or indirect benefit and the date the account was established.  If any such accounts were established during the quarter, please provide details below.

Name on account	Relationship to Covered Person (if different)	Account number	Broker/institution where account is maintained	Telephone number of broker/ institution

* For each account, attach your most recent account statement listing Covered Securities in that account.  This information must be current as of a date no more than 45 days before this report is submitted.

In addition, each Covered Person must provide the CCO a list of Covered Securities transactions during the previous calendar quarter that have not been reported and/or executed through a broker/institution (e.g., direct purchase of a Limited Offering) holding an account for which duplicate statements are being provided to the CCO.  If any such transactions occurred, or if any new accounts were opened and held outside of a broker/institution reported above, please provide details below.

Date of transaction	Nature of transaction (e.g., buy/sell)	Title and type of security	Price of security at which transaction was effected	Security ID (as applicable)	Number of shares held	Principal amount of shares	Broker/ institution where securities are held

Date of holdings listed above: ________________________________

(Attached separate sheet if necessary)

The undersigned Covered Person certifies that all information contained in this report is true and correct as of the quarter-ending ___________________________.

By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the CCO of the Adviser and the Funds for every brokerage account that trades in Covered Securities (as defined in the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics).

Signature of Covered Person: _________________________________

Print Name: _______________________________________________

Date: _______________

Compliance Review

CCO Signature: _____________________________________________

Date: _______________

Exhibit V – Letter of Direction

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

VERSUS CAPITAL REAL ASSETS FUND LLC

_________________________________________

Name of broker, bank, dealer or other institution

__________________________________________

__________________________________________

Address of broker, bank, dealer or other institution

Re:           Notification of Account Approval

Dear sir or madam:

We are providing this letter to you at the request of  _____________________________, (the “Employee”2), who is employed by or otherwise associated with Versus Capital Advisors LLC, the Versus Capital Multi-Manager Real Estate Income Fund LLC or the Versus Real Assets Fund LLC and who holds the account(s) listed below with your firm.   Please accept this letter as confirmation that we are aware of and have authorized the Employee to maintain such account(s).

Account Name	Account Number

              _____________________________              _____________________________

              _____________________________              _____________________________

2 The term “Employee” may also refer to a spouse or immediate family member of a Covered Person whose accounts must be disclosed per the Versus Capital Joint Code of Ethics

By his or her signature below, the Employee hereby requests that you forward duplicate quarterly account statements and trade confirmations relating to the account(s) listed above to the following address:

Versus Capital Advisors LLC

Attention: Chief Compliance Officer

5555 DTC Parkway, Suite 330

Greenwood Village, Colorado 80111

____________________________________

Employee Signature

Please direct any questions or comments you may have to my attention. I can be reached at 720-543-0189.  Thank you for your cooperation.

Sincerely yours,

 ____________________________________

Steve Andersen
Chief Compliance Officer of Versus Capital Advisors LLC, the Versus Capital Multi-Manager Real Estate Fund LLC and the Versus Capital Real Assets Fund LLC

Exhibit VI – Exempt Accounts Certification

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

VERSUS CAPITAL REAL ASSETS FUND LLC

Dear Chief Compliance Officer,

In accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Rule”), I am considered to be an Access Person of Versus Capital Advisors LLC (the “Adviser”) and subject to the Rule’s terms and conditions. The Rule requires periodic reporting of my personal securities transactions and holdings to be made to the Adviser. However, as specified in the Rule, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

I have retained a trustee or third-party manager (the “Manager”) to manage certain of my accounts. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Name	Relationship to Manager (independent professional, friend, relative, etc.)

By signing below, I acknowledge and certify that:

  I have no direct or indirect influence or control over the Accounts;
  If my control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and
  I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Adviser’s and Funds’ Chief Compliance Officer.

Access persons completing this certification on an annual basis also acknowledge and certify the following:

  I did not direct or suggest any purchases or sales of specific securities for the Accounts during the period January 1, 20____ to December 31, 20____
  Any discussions with the Manager about my Accounts related to general guidelines involving my investment objectives, risk tolerance and investment timeline.

Name:             ______________________________________________

Signature:       ______________________________________________

Date:               ______________________________________________

Exhibit VII – Trade Pre-Clearance Form

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

VERSUS CAPITAL REAL ASSETS FUND LLC

Date of request:
Covered person:
Security name:
Security ID:
Shares/par amount of proposed trade:
Transaction type (e.g., buy, sell):
Is a position currently held in this security?
Will the proposed transaction occur on an exchange or is it an off-market deal?
Is this a Limited Offering or an IPO?
Please include any additional information relevant to this investment for the CCO to consider when reviewing this transaction

In relation to the above proposed transaction, I certify that:

•       I do not have any information that could be construed as material non-public information as defined in this Joint Code of Ethics at the time of signing this form and will refrain from trading if I subsequently come into possession of such material non-public information;

•       I have made full and true disclosure regarding the proposed transaction;

•       I will execute the proposed transaction within three days of receiving approval from the CCO. If the proposed transaction is not executed within three days, I will obtain pre-clearance for the transaction again;

•       I acknowledge that, per the Joint Code of Ethics, there is a minimum holding period of 30 days for any investment, and a minimum holding period of 90 days for any investment in the Funds; and

•       I acknowledge that, per the Joint Code of Ethics, I may be required to disgorge profits earned if one of the Funds receives a worse price than I do for this proposed transaction in the seven days that follow the execution of the proposed transaction (or if a Fund transacts in this security prior to the execution of this proposed transaction and receives a worse price).

Signature of Covered Person:  ______________________________

Date:  _________________________

Compliance Review

Check if approved: _________________

Check if denied: ___________________

The CCO will notify the Covered Person in writing (typically, via email) of the approval or denial of this transaction request, including relevant details, as needed, regarding the decision

CCO Signature: ______________________________________

Date: _____________

Date proposed transaction was executed: __________________________________

Exhibit VIII – Annual Certification of Compliance

VERSUS CAPITAL ADVISORS LLC

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

VERSUS CAPITAL REAL ASSETS FUND LLC

I hereby certify that I have complied with all of the requirements of the Adviser and the Funds’ Joint Code of Ethics, Personal Investment and Trading Policy and Statement on Insider Trading (the “Joint Code of Ethics”) for the calendar year ending December 31, 20____.  Pursuant to the Joint Code of Ethics, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of the Joint Code of Ethics.  I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Joint Code of Ethics has occurred.

_______________________ Signature
_______________________ Print Name

_______________________ Date

Exhibit IX – Code of Ethics for Principal Executive and Senior Financial Officers

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

VERSUS CAPITAL REAL ASSETS FUND LLC

I.          Covered Officers/Purpose of the Code

This Code of Ethics (the “Code”) shall apply to the Principal Executive Officer, Principal Financial Officer, Controller, Principal Accounting Officer and persons performing similar functions (the “Covered Officers,” each of whom is named in Appendix A attached hereto) of the Versus Capital Multi-Manager Real Estate Income Fund LLC and the Versus Capital Real Assets Fund LLC (the “Funds” or the “Companies”)  for the purpose of promoting:

	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;


full, fair, accurate, timely and understandable disclosure in reports and documents that the Companies file with, or submit to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Companies;

	compliance with applicable laws and governmental rules and regulations;
	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.          Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview.  A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Funds or the Adviser.  For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with a Fund.  Covered Officers must avoid conduct that conflicts, or appears to conflict, with their duties to the Companies.  All Covered Officers should conduct themselves such that a reasonable observer would have no grounds for belief that a conflict of interest exists.  Covered Officers are not permitted to self-deal or otherwise to use their positions with the Companies to further their own or any other related person’s business opportunities.

This Code does not, and is not intended to, repeat or replace the programs and procedures or codes of ethics of the Companies’ investment adviser or distributor.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between a Fund and its service providers, including the investment adviser, of which the Covered Officers may be officers or employees.  As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Companies, the investment adviser, or other service providers), be involved in establishing policies and implementing decisions that will have different effects on the service providers and the Companies.  The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Companies and their service providers and is consistent with the performance by the Covered Officers of their duties as officers of the Companies.  Thus, if performed in conformity with the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Investment Advisers Act of 1940, as amended, such activities will be deemed to have been handled ethically.  In addition, it is recognized by the Companies’ Boards of Directors (the “Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Companies.

*                     *                      *                      *

Each Covered Officer must not:



use his or her personal influence or personal relationship improperly to influence investment decisions or financial reporting by the Companies whereby the Covered Officer would benefit personally to the detriment of a Fund;

	cause the Companies to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Companies; or


retaliate against any other Covered Officer or any employee of the Companies or their affiliated persons for reports of potential violations by a Fund of applicable rules and regulations that are made in good faith.

Each Covered Officer must discuss certain material conflict of interest situations with the Companies’ audit committee.  Examples of such situations include:



service as a director, trustee, general partner, or officer of any unaffiliated business organization.  This rule does not apply to charitable, civic, religious, public, political, or social organizations, the activities of which do not conflict with the interests of the Companies;

	the receipt of any non-nominal gifts;


the receipt of any entertainment from any Fund with which the Companies have current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as raise any question of impropriety;



any ownership interest in, or any consulting or employment relationship with, any of the Companies’ service providers, other than its investment adviser, principal underwriter, administrator, transfer agent, custodian or any affiliated person thereof; and



a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.          Disclosure and Compliance

	Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Companies.


Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside the Fund, including to the Fund’s Board, Audit Committee and independent auditors, and to governmental regulators and self-regulators and self-regulatory organizations.



Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Companies and their service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Companies file with, or submit to, the SEC and in other public communications made by the Companies.

	It is the responsibility of each Covered Officer to promote and encourage professional integrity in all aspects of the Companies’ operations.

IV.          Reporting and Accountability

Each Covered Officer must:



upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), sign and return a report in the form of Appendix B to the Companies’ compliance officer affirming that he or she has received, read, and understands the Code;

	annually sign and return a report in the form of Appendix C to the Companies’ compliance officer as an affirmation that he or she has complied with the requirements of the Code; and
	notify the Companies’ Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The Companies’ Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation including any approvals or waivers sought by the Covered Persons.

The Audit Committee will follow these procedures in investigating and enforcing this Code:

	The Audit Committee will take all appropriate actions to investigate any potential violations reported to the Committee.
	If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action.
	Any matter that the Audit Committee believes is a violation of this Code will be reported to the full Board.
	If the Board concurs that a violation has occurred, it will notify the appropriate personnel of the applicable service provider and may dismiss the Covered Officer as an officer of the Companies.
	The Audit Committee will be responsible for granting waivers of provisions of this Code, as appropriate.
	Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.          Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Companies for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder.  Insofar as other policies or procedures of the Companies, the Companies’ investment adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code.  The Companies’, investment adviser’s and principal underwriter’s codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

1.     Amendments

Any amendments to this Code, other than amendments to Appendix A, must be approved or ratified by a majority vote of the Board, including a majority of Independent Directors.

VII.          Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly.  Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Companies’ Board or Audit Committee.

VIII.          Internal Use

The Code is intended solely for the internal use by the Companies and does not constitute an admission, by or on behalf of a Fund, as to any fact, circumstance, or legal conclusion.

Print Name: _______________________

Signature: ________________________

Date: ____________________________

Appendix A

PERSONS COVERED BY THIS CODE OF ETHICS:

 Versus Capital Multi-Manager Real Estate Income Fund LLC

Mark Quam, CEO

John Gordon, CFO

Versus Capital Real Assets Fund LLC

Mark Quam, CEO

John Gordon, CFO

Appendix B

INITIAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of Versus Capital Multi-Manager Real Estate Income Fund LLC and Versus Capital Real Assets Fund LLC dated _______________________, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

 Please sign your name here:

 Please print your name here:

 Please date here:

Appendix C

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of Versus Capital Multi-Manager Real Estate Income Fund LLC and Versus Capital Real Assets Fund LLC dated _________________________ (the “Code”) and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of the Code during the period of January 1, _______ through December 31, _______.

 Please sign your name here:

 Please print your name here:

 Please date here: